UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2008

Hampton Roads Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	001-32968 (Commission File Number)	54-2053718 (I.R.S. Employer Identification No.)

999 Waterside Drive, Suite 200 Norfolk, Virginia (Address of principal executive offices)	23510 (Zip Code)

Registrant’s telephone number, including area code: (757) 217-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2008, and subsequent to Hampton Roads Bankshares, Inc.’s (the “Company”) acquisition of Gateway Financial Holdings, Inc. as reported below in “Item 2.01. Completion of Acquisition or Disposition of Assets”, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company entered into a Letter Agreement and Securities Purchase Agreement—Standard Terms (collectively, the “Purchase Agreement”) with the Treasury, pursuant to which the Company sold (i) 80,347 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series C, no par value per share, having a liquidation preference of $1,000 per share (the “Series C Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 1,325,858 shares of the Company’s common stock, $0.625 par value per share (the “Common Stock”), at an initial exercise price of $9.09 per share, subject to certain anti-dilution and other adjustments, for an aggregate purchase price of $80,347,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Series C Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and thereafter at a rate of 9% per annum. The Company may not redeem the Series C Preferred Stock during the first three years except with the proceeds from a “Qualified Equity Offering” (as defined in the Purchase Agreement). After three years, the Company may, at its option, redeem the Series C Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Series C Preferred Stock is generally non-voting. Prior to December 31, 2011, unless the Company has redeemed the Series C Preferred Stock or the Treasury has transferred the Series C Preferred Stock to a third party, the consent of the Treasury will be required for the Company to increase its common stock dividend or repurchase the Common Stock or other equity or capital securities, other than in certain circumstances specified in the Purchase Agreement. The form of certificate for the Series C Preferred Stock is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

The Warrant is immediately exercisable. The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the then-current market price of Common Stock. The Warrant expires ten years from the issuance date. Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

Upon the request of the Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Series C Preferred Stock may be deposited and depositary shares (“Depositary Shares”), representing fractional shares of Series C Preferred Stock, may be issued. The Company has agreed to register the Series C Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Series C Preferred Stock and the Warrant.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 31, 2008, the Company completed the acquisition (the “Merger”) of Gateway Financial Holdings, Inc. (“Gateway Financial”).  The Merger was made pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated September 23, 2008 by and between the Company and Gateway Financial.

Under the terms of the Merger Agreement, each outstanding share of common stock of Gateway Financial was converted into the right to receive 0.67 shares of Common Stock, each outstanding share of Series A Preferred Stock of Gateway Financial was converted into the right to receive one share of the Company’s Series A Preferred Stock (the “Series A Preferred Stock”), and each outstanding share of Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock of Gateway Financial was converted into the right to receive one share of the Company’s Series B Non-Convertible Non-Cumulative Perpetual Preferred Stock (the “Series B Preferred Stock”).

In connection with the Merger, Gateway Bank & Trust Co., a previously wholly-owned subsidiary of Gateway Financial, has become a wholly-owned subsidiary of the Company.

A copy of the press release announcing the completion of the Merger was previously reported on Form 8-K.

Item 3.02.	Unregistered Sale of Equity Securities.

The Series C Preferred Stock and the Warrant were issued to the Treasury in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Series C Preferred Stock and the Warrant and has not offered securities to the public in connection with this issuance and sale. The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” and “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Under the Articles of Amendment described in “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year,” the Company’s ability to declare or pay dividends or to repurchase its Common Stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series C Preferred Stock.

The Company’s ability to declare or pay dividends or to repurchase its Common Stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay (or set aside for payment) full dividends on the Series A Preferred Stock and Series B Preferred Stock issued in connection with the Merger.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Directors

In connection with the Merger, on December 31, 2008 the Company’s Board of Directors increased its size from 13 members to 20 members and, as provided for in the Merger Agreement, elected D. Ben Berry, William Brumsey, III, Robert Y. Green, Jr., Billy G. Roughton, Ollin B. Sykes, Frank T. Williams, and Jerry T. Womack (collectively, the “New Directors”), formerly members of the Gateway Financial board of directors, to the Board of Directors of the Company. Each of the New Directors is initially appointed to the class of directors whose term expires in 2009.

Resignation of Director

On December 31, 2008, Patricia M. Windsor tendered her resignation as a director of the Company. Ms. Windsor previously served as a member of the Board of Directors’ Audit Committee and the Board of Directors’ Compliance Committee. There were no disagreements between the Company and Ms. Windsor leading to her resignation.

Item 5.03.          Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2008, the Company filed Articles of Amendment with the Commonwealth of Virginia State Corporation Commission for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Series C Preferred Stock. The Articles of Amendment are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The audited consolidated financial statements of Gateway Financial as of December 31, 2007 and for each of the years in the three year period then ended contained in pages F-55 through F-100 of Gateway Financial’s Annual Report on Form 10-K for the year ended December 31, 2007 attached as Annex F to the Company’s joint proxy statement/prospectus on Form S-4, as amended on November 14, 2008, and the consolidated financial statements of Gateway Financial as of September 30, 2008 and for the three and nine months then ended contained in pages G-3 through G-24 of Gateway Financial’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008 attached as Annex G to the Company’s joint proxy statement/prospectus on Form S-4, as amended on November 14, 2008, are incorporated herein by reference.

(b)  Pro forma financial information

The Company intends to file by amendment to this Form 8-K the pro forma financial information with respect to the acquisition of Gateway Financial within the time period as calculated in accordance with Item 9.01(b)(2).

(d)	Exhibits

Exhibit No.	Description

3.1	Articles of Amendment with respect to the Series C Preferred Stock
4.1	Form of Certificate for the Series C Preferred Stock
4.2	Warrant for Purchase of Shares of Common Stock
10.1	Letter Agreement, dated December 31, 2008, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hampton Roads Bankshares, Inc.

Date: January 5, 2008                                                                           By: /s/ Jack W. Gibson

Jack W. Gibson

Vice Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Amendment with respect to the Series C Preferred Stock
4.1	Form of Certificate for the Series C Preferred Stock
4.2	Warrant for Purchase of Shares of Common Stock
10.1	Letter Agreement, dated December 31, 2008, by and between Hampton Roads Bankshares, Inc. and the United States Department of the Treasury